UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Smart Online, Inc. ("Smart Online") entered into a letter agreement, effective June 29, 2006, with its former independent certified public accountants, BDO Seidman, LLP ("BDO"). Under the terms of the letter agreement, Smart Online agreed to pay BDO a total of $120,000 in twelve (12) equal monthly installments beginning June 30, 2006. These payments are being made in settlement of $246,855 that BDO claims is owed by Smart Online in connection with audit services performed by BDO under a letter agreement between BDO and Smart Online, dated May 27, 2004.

As previously reported by Smart Online on a Current Report on Form 8-K/A filed on December 23, 2005, BDO was dismissed by Smart Online's Audit Commtittee effective November 15, 2005. There were no "disagreements" (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) or "reportable events" (as such term is defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K and its related instructions) with BDO at any time during the year ended December 31, 2003 and December 31, 2004 and the period January 1, 2005 through September 30, 2005 regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that if not resolved to the satisfaction of BDO would have caused it to make reference to such disagreements in its reports.

The foregoing discussion is only a summary of the letter agreement and is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On July 7, 2006, Smart Online issued a press release announcing results for the fiscal year ended December 31, 2005 and final findings of it.

The press release is attached as Exhibit 99.1 and incorporated into this Item 2.02 by reference. The information in this report under Item 2.02 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release and the information in this report under Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

As previously disclosed in Smart Online’s current reports on Form 8-K filed on March 17, 2006 and June 29, 2006, Smart Online’s Audit Committee retained independent outside legal counsel to assist the Audit Committee in its internal investigation of matters relating to the Order of Suspension of Trading issued by the Securities Exchange Commission on January 17, 2006. In the press release attached to this report as Exhibit 99.1, Smart Online announced that on July 7, 2006, the independent outside legal counsel shared final findings with the Audit Committee, which were then shared with the full Board of Directors. The Audit Committee has not concluded that any of Smart Online’s officers or directors have engaged in fraudulent or criminal activity. However, the Audit Committee did conclude that Smart Online lacked an adequate control environment, and will take action to address certain conduct of management that was revealed as a result of the investigation. As one of the results of these findings, Mr. Jeffrey LeRose was appointed to the position of non-executive Chairman of the Board of Directors to separate the leadership of the Board of Directors from the management of Smart Online, which is a recommended best practice for solid corporate governance. Mr. Nouri has stepped down as Chairman of the Board of Directors, but will continue to serve as Smart Online’s President, Chief Executive Officer and as a member of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement between Smart Online, Inc. and BDO Seidman, LLP, effective June 29, 2006.

99.1 Press Release, dated July 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

July 7, 2006	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Smart Online, Inc. and BDO Seidman, LLP, effective June 29, 2006.
99.1	Press Release, dated July 7, 2006.